UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 1, 2012

Oil-Dri Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	001-12622	36-2048898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 North Michigan Avenue Suite 400 Chicago, Illinois	60611-4213
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 321-1515

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 1, 2012, the Registrant entered into a stock purchase plan (the “Plan”) with Morgan Stanley & Co. LLC (“Morgan Stanley”) pursuant to which the Registrant may repurchase shares of its Common Stock under previously disclosed stock repurchase authorizations from its Board of Directors. The Plan has been structured in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Registrant may modify or terminate the Plan, subject to compliance with applicable securities laws, or enter into similar stock purchase plans from time to time in the future.

The Plan is effective from November 7, 2012 through January 31, 2013 (inclusive of both dates) and provides for the Registrant’s repurchase of shares of its Common Stock in open market and block transactions that satisfy certain price and volume limitations specified in the Plan. The Plan also requires that all repurchases satisfy the “safe harbor” conditions of Rule 10b-18 under the Exchange Act. There can be no assurance that any shares of the Registrant’s Common Stock will in fact be repurchased by the Registrant under the Plan or otherwise.

A previously disclosed stock purchase plan, dated as of June 20, 2012, between the Registrant and Morgan Stanley expired in accordance with its terms.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OIL-DRI CORPORATION OF AMERICA

By:	/s/ Douglas A. Graham
Douglas A. Graham
Vice President and General Counsel

Date: November 1, 2012